Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-149553) pertaining to the 2007 Incentive Compensation Plan of Magic Software Enterprises Ltd.,

(2)	Registration Statement (Form S-8 No. 333-132221) pertaining to the 2000 Employee Stock Option Plan of Magic Software Enterprises Ltd.,

(3)	Registration Statement (Form S-8 No. 333-113552) pertaining to the 2000 Employee Stock Option Plan of Magic Software Enterprises Ltd.,

of our reports dated May 11, 2023, with respect to the consolidated financial statements of Magic Software Enterprises Ltd. and the effectiveness of internal control over financial reporting of Magic Software Enterprises Ltd. included in this Annual Report (Form 20-F) of Magic Software Ltd. for the year ended December 31, 2022.

Tel Aviv, Israel	/s/Kost Forer Gabbay and Kasierer
May 11, 2023	KOST FORER GABBAY and KASIERER
A member of Ernst & Young Global